UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Griffin Capital Net Lease REIT, Inc. (the “Registrant”) held on June 19, 2012 (the “2012 Annual Meeting”), the following directors were each elected to serve as a director until the 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld
Kevin A. Shields	3,597,596	54,928
Timothy J. Rohner	3,601,493	51,031
Gregory M. Cazel	3,604,127	48,397

At the 2012 Annual Meeting, the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm was ratified by the following vote:

	Votes For	Votes Against	Votes Abstained
Ratification of Appointment of Ernst & Young LLP	3,589,438	17,132	45,954

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.

Date: June 22, 2012	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer